UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2022

ACELRX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

25821 Industrial Blvd, Suite 400
Hayward, CA 94545
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ACRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, on December 2, 2021, AcelRx Pharmaceuticals, Inc. (the “Company”) received written notice from the Nasdaq Stock Market, LLC (“Nasdaq”), notifying the Company that it was not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1) for continued listing on The Nasdaq Global Market. Nasdaq Listing Rule 5450(a)(1) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company had 180 calendar days to regain compliance with the minimum bid price requirement.

On June 1, 2022, the Company received written notice from Nasdaq notifying the Company of its failure to regain compliance with the minimum bid price requirement, and that its common stock was subject to delisting from The Nasdaq Global Market. The Company appealed Nasdaq’s determination pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series and on June 8, 2022, timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”) and subsequently delivered written materials for the Panel’s consideration in lieu of a hearing.

On July 27, 2022, the Company received written notice from Nasdaq notifying the Company that the Panel had granted the Company an additional time period to regain compliance. On or before November 28, 2022, the Company must demonstrate compliance with the minimum bid price requirement, by evidencing a closing bid price of $1.00 or more per share for a minimum of ten consecutive trading sessions. The Panel advised the Company that the extension to November 28, 2022, represents the full extent of the Panel’s discretion to grant continued listing while it is non-compliant with the minimum bid price requirement and should the Company fail to demonstrate compliance with the minimum bid price requirement, the Panel will issue a final delisting determination and the Company will be suspended from trading on The Nasdaq Global Market.

The Company intends to regain compliance with the minimum bid price requirement within the additional time period allowed by Nasdaq, including, if necessary, with a reverse stock split. The Company intends to actively monitor the closing bid price of its common stock and will evaluate available options to regain compliance with the minimum bid price requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2022	ACELRX PHARMACEUTICALS, INC.
	By:	/s/ Raffi Asadorian
Raffi Asadorian
Chief Financial Officer

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